Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Morgans Hotel Group Co.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182576, 333-165086, 333-151026, 333-143491 and 333-131834) and Form S-3 (No. 333-190984) of Morgans Hotel Group Co. of our reports dated March 11, 2016, relating to the consolidated financial statements and the effectiveness of Morgans Hotel Group Co.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

BDO USA, LLP

New York, New York

March 11, 2016